UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

Westell Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60540
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2013, the Board of Directors of Westell Technologies, Inc. (the “Company”) increased the size of the Board and elected J. Thomas Gruenwald, age 65, to fill this newly created directorship position. Mr. Gruenwald was also appointed to serve on the Compensation Committee of the Board of Directors.

With more than two decades of experience leading dynamic, technology-based growth businesses, Mr. Gruenwald has held various C-level and executive roles. These include serving as executive vice president of corporate strategy and Chief Technology Officer of Tellabs, Inc., a provider of telecommunications networking products. During his 16 year tenure with Tellabs, he was also executive vice president of broadband networking products and senior vice president of operations for Tellabs International where he was responsible for Tellabs’ international product strategy, product marketing, and research and development. In addition, he served as senior vice president of the Tellabs Broadband Access Group and vice president of strategic resources where he led human resources and global information systems.
Mr. Gruenwald is currently the Managing Partner at Alliant Formulations, LLC, a leading manufacturer of personal care products requiring complex chemistry and manufacturing processes, a position he has held since July 2013. Mr. Gruenwald has also served as a Managing Director of The Global Sentry Group, LLC, a strategic advisory and turnaround firm advising small and mid-sized corporations. He has served as President and CEO of UNI Quality, Inc., a professional services firm, and held several executive and technical positions with AT&T Bell Laboratories. Additionally, Mr. Gruenwald served on the board of directors of Spectrum Control, Inc., director and Chairman of Edward Hospital in suburban Chicago for ten years, director of Illinois Institute of Technology, on the Board of Advisors to the engineering college of Iowa State University, and is a trustee of North Central College.

In connection with his election to the Board, Mr. Gruenwald received a grant of 20,000 restricted shares of Class A Common Stock of the Company (with 25% vesting on each anniversary of the grant date). Mr. Gruenwald will also receive the same compensation as other non-employee directors of the Company. A description of the Company’s director compensation plan is included in the Company’s proxy statement for the 2013 annual meeting of stockholders, which was filed with the SEC on July 26, 2013, under the heading “Director Compensation.”

A copy of the press release announcing the election of Mr. Gruenwald to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 7, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: October 7, 2013	By:	/s/ Thomas P. Minichiello
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 7, 2013.